SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2011

 CHINA FIRE & SECURITY GROUP, INC.
(Exact name of registrant as specified in Charter)

Florida	000-50491	65-1193022
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

B-2508 TYG Center, C2
Dongsanhuanbeilu,
Chaoyang District, Beijing 100027,
People’s Republic of China
(Address of Principal Executive Offices)

(86-10) 8441 7400
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On November 4, 2011, China Fire & Security Group, Inc. , a Florida corporation (the "Company"), completed its merger (the “Merger”) with Amber Mergerco, Inc. (the “Merger Sub”), a Florida corporation and a wholly-owned subsidiary of Amber Parent Limited, an exempted company incorporated in the Cayman Islands (the “Parent”), pursuant to the terms of the previously announced Agreement and Plan of Merger dated May 20, 2011 (the "Merger Agreement"), by and among the Company, the Parent, and the Merger Sub. As a result of the Merger, the Company became a wholly-owned subsidiary of Parent.

Item 2.01. Completion of Acquisition or Disposition of Assets

The Information in Item 5.01 below is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 4, 2011, in connection with the completion of the Merger, the Company notified The NASDAQ Capital Market (the “NASDAQ”) of its intent to remove its common stock, par value $0.001, from listing on the NASDAQ and requested the NASDAQ to file a delisting application on Form 25 with the Securities and Exchange Commission (the “SEC”) to delist and deregister the Company’s common stock. Once the delisting becomes effective, the Company will file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Company’s common stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

As of the effective time of the Merger, each share of the Company's common stock issued and outstanding immediately prior to the effective time of the Merger was converted automatically into the right to receive $9.00 in cash without interest and less any applicable withholding taxes, except for shares beneficially owned by the Company, any subsidiary of the Company, Parent or Merger Sub, including shares contributed to Parent or Merger Sub by certain special purpose companies (the "Rollover Investors") related to Mr. Weigang Li, the Chairman of the Board of the Company, Mr. Brian Lin, the Chief Executive Officer of the Company, and Mr. Weishe Zhang, the Vice President of Strategic Planning of the Company, which were cancelled without receiving any consideration.  Under the terms of the Rollover Agreement, by and among the Parent, the Merger Sub and the Rollover Investors, entered into concurrently with the execution of the Merger Agreement, the shares contributed to the Parent were exchanged immediately prior to the Merger for a certain equity interest in the Parent and the shares contributed to Merger Sub were exchanged immediately prior to the Merger for a per share amount equal to $9.00 per share, which will be paid after the Company’s shareholders generally receive their merger consideration.  No shareholders have exercised appraisal rights. In addition, as of the effective time of the Merger, each outstanding stock option was canceled in exchange for a cash payment equal to the excess, if any, of $9.00 over the exercise price per share of such stock option less any required withholding taxes. Payment to holders of vested outstanding stock options was made as of the effective time of the Merger.  Payment to holders of unvested outstanding stock options will be made on the dates such unvested stock options would have vested (subject to the same conditions on vesting as applied to the unvested stock options immediately prior to the completion of the Merger if such unvested stock options had not been cancelled as of the effective time of the Merger) without any crediting of interest for the period from the completion of the Merger until the date of such payment. As of the effective time of the Merger, each outstanding share of restricted stock was converted into the right to receive, on the date such share of restricted stock would have vested (subject to the same conditions on vesting as applied to each share of restricted stock immediately prior to the completion of the Merger if such share of restricted stock had not been converted as of the effective time of the Merger), an amount in cash equal to $9.00 less any required withholding taxes and without any crediting of interest for the period from the effective time of the Merger until vesting.

Item 5.01. Changes in Control of Registrant.

On November 4, 2011, Parent consummated the acquisition of 100% of the outstanding voting securities of the Company pursuant to the Merger. The Company is the surviving corporation of the Merger and is a wholly owned subsidiary of Parent.

The aggregate consideration paid in connection with the Merger was approximately $196 million. The consideration was funded through a combination of equity contributions from Bain Capital Asia Fund, L.P. and Bain Capital Fund X, L.P. (the “Sponsors”), the contribution of shares of the Company’s common stock to Parent by the Rollover Investors, debt financing from Bank of America N.A., The Hongkong and Shanghai Banking Corporation Limited and Citigroup Global Markets Asia Limited, and cash of the Company.

This description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report of Form 8-K filed with the SEC on May 23, 2011 and incorporated herein by reference. A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

In accordance with the terms of the Merger Agreement and effective as of November 4, 2011, Weigang Li, Brian Lin, Weishe Zhang, Xianghua Li, Yinqing Li, Guoyou Zhang and Albert McLelland resigned as members of the board of directors of the Company.

As of the effective time of the Merger, Paul Edgerley and Michael Goss are appointed as members of the board of directors of the Company.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s Articles of Incorporation were amended and restated, effective November 4, 2011. A copy of the Company’s Amended and Restated Articles of Incorporation is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.

2.1
Agreement and Plan of Merger, dated May 20, 2011, by and among China Fire & Security Group, Inc., Amber Parent Limited and Amber Mergerco, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by China Fire & Security Group, Inc. on May 23, 2011).

3.1	Amended and Restated Articles of Incorporation of China Fire & Security Group, Inc., filed with Division of Corporations of Florida Department of State and effective November 4, 2011

99.1	Press release, dated November 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA FIRE & SECURITY GROUP, INC.

Date: November 4, 2011	/s/ Brian Lin
Name: Brian Lin Title: Chief Executive Officer

Exhibit Index

2.1
Agreement and Plan of Merger, dated May 20, 2011, by and among China Fire & Security Group, Inc., Amber Parent Limited and Amber Mergerco, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by China Fire & Security Group, Inc. on May 23, 2011).

3.1	Amended and Restated Articles of Incorporation of China Fire & Security Group, Inc., filed with Division of Corporations of Florida Department of State and effective November 4, 2011

99.1	Press release, dated November 4, 2011